Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

VISTA INTERNATIONAL COMPLETES THE ACQUISITION OF
ELECTRIC POWER EQUIPMENT COMPANY
- Together they form one of the world’s leading renewable energy companies. -

ENGLEWOOD, COLO., April 20, 2009 – Vista International, Inc., a leader in renewable energy technologies and project development, along with its affiliate Vista International Technologies, Inc. (VVIT.OB), is pleased to announce the acquisition of Electric Power Equipment Company (EPECo), a manufacturer of test equipment and custom switchgears. The transaction was signed on April 1 and closed on April 7, 2009. The transaction occurred as a “B” re-organization for which both entities exchanged shares with EPECo shareholders receiving Vista International, Inc.’s shares at a value of $10 per share. No other terms of the transaction were provided.

Vista International functions as an incubator to bring new technologies and established companies together to develop synergistic technologies, products, and services within the renewable energy field. EPECo, one of the leading providers of custom engineered portable test stands and electrical switchgears to the military and industrial sectors for over 47 years, brings additional engineering and manufacturing capabilities that will support the development of additional new technologies for Vista International and VVIT.

“We are very excited to combine EPECo’s engineering expertise with Vista’s technology focus,” said Johan Smith, the CEO of Vista International, Inc. and Chairman of Vista International Technologies, Inc. “The completion of this acquisition will enable Vista International to obtain a greater foothold in the renewable energy technology field.”

Vista International plans to strengthen and cultivate EPECo with the intent of aligning the company within VVIT in the near future. This will position VVIT as one of the world’s leading renewable energy companies focused on innovation and diversity within the renewable energy industry.

About Vista International
Vista International, Inc. is a unique technology holding company in the renewable energy industry. Vista has devoted itself to the creation and expansion of businesses with innovative products, technologies, and services in the environmental protection field for more than 20 years. Vista with their affiliate Vista International Technology (VVIT.OB), form a leadership role in renewable energy technologies and engineering. Vista and VVIT develop environmentally safe energy infrastructures that produce electricity from low wind generators or waste-to-energy projects, heat/steam/clean water, advanced fuels and energy efficient lighting using a number of its proprietary and patented technologies. For more information about Vista International or VVIT, call (303) 690-8300 or visit www.vistainternational.net or www.viti.us.com.

About Electric Power Equipment Company (EPECo)
Founded in 1962, Commerce City, Colo.-based EPECo manufactures test equipment and custom switchgears. EPECo’s in-house capabilities encompass engineering, design, metal fabrication, assembly/wiring, systems integration, testing, and start-up. EPECo provides solutions for the most difficult applications and creates reliable solutions that save customers time and money in their daily operations. EPECo is the major supplier of test stands to the U.S. Army and Marines with installations for the U.S. Navy and U.S. Air Force. For more information, visit the EPECo Web site at www.epecoinc.com.

Statements in this press release other than historical facts are 'forward-looking' statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the 'forward-looking statements' included in our reports which are filed with the Securities and Exchange Commission.

Contact:
Tom Dill, – Vista International
tdill@vistainternational.net

Dave Miller – EPECo
dmiller@epecoinc.com
(303) 288-0751

Barry Kemble, CEO
Vista International Technologies, Inc.
303-690-8300
info@viti.us.com
www.VITI.us.com